Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synopsys, Inc.:

We consent to the use of our report, dated December 14, 2018, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG LLP

Santa Clara, California

May 24, 2019